Exhibit 99.1

Senmiao Technology Signs Strategic Cooperation Agreement with
Large Auto Dealer Group to Expand Auto Business and Increase Access to Electric Vehicles

Collaboration with Sichuan Hongyu Enterprise forges three-year roadmap for cooperation on procurement of electric vehicles and cross promotion of brands, products and services to accelerate expansion of Senmiao’s Auto Transaction and Related Services

CHENGDU, China, August 3, 2020 / PRNewswire/ -- Senmiao Technology Limited (“Senmiao”) (NASDAQ: AIHS), a provider of automobile transaction and related services targeting the online ride-hailing industry in China, today announced that it has signed a strategic cooperation agreement with Sichuan Hongyu Enterprise Management Co., Ltd. ("Hongyu Auto") to facilitate the purchase of electric vehicles (“EVs”) and cross-promote their brands, products and services for a term of three years, with a goal to further expand its automobile transaction and related services business (“Auto Business”). Based in Chengdu, Hongyu Auto is one of the largest auto dealer groups in southwest China.

Under the cooperation agreement, Hongyu Auto will promote Senmiao’s Auto Business to EV manufacturers. Senmiao in turn plans to utilize the auto financing affiliates of the EV manufacturers with the goal of facilitating Senmiao’s purchase of over 2,000 EVs at favorable costs for ride-hailing drivers and for other commercial use over a three-year period. Senmiao’s EV procurement process will also be partially funded by the recently announced RMB50 million (approximately US$7.0 million) capital contribution from Hongyi Industrial Group Co., Ltd. (“Hongyi”) expected to be received by Senmiao’s variable interest entity engaged in its Auto Business. While the strategic cooperation agreement does not mandate actual automobile purchases or other financial commitments between the parties, it solidifies an important three-year collaboration for Senmiao and Hongyu Auto on numerous sales channels, including automobile finance and insurance services, automotive spare parts procurement and supply chain, automobile after-sales maintenance and rescue services. Senmiao also intends to open additional retail stores or maintain its brand presence at Hongyu Auto’s dealerships to provide transaction facilitation services to ride-hailing drivers in Chengdu, while cross-promoting products, brands and services with Hongyu Auto.

Mr. Xi Wen, Chief Executive Officer of Senmiao, commented “Today’s agreement solidifies an important collaboration for Senmiao as we work towards achieving long-term sustainable growth in our Auto Business. This cooperation is expected to reduce Senmiao’s procurement and operation costs and improve the services we provide to short lease ride-hailing drivers. We believe this agreement puts us in an even stronger position to manage the adverse impact of COVID-19, as we focus on accelerating the expansion of our Auto Business and cross-promoting our products and services to a wider audience across southwest China. Finally, we believe that our cooperation with Hongyu Auto will enable us to give our ride-hailing drivers more cost-effective access to electric vehicles which aligns with our social responsibility to lower overall carbon footprint. We are excited about this next step and look forward to finding more innovative ways to drive long-term sustainable growth for our shareholders.”

About Hongyu Auto

Hongyu Auto is one of the largest automobile dealership groups in southwest China. It sells and services 11 large and medium-sized high-end automobile dealerships, including several electric vehicle brands focused on pure-electric vehicles, and operates 26 automobile 4S dealerships throughout Sichuan province.

About Senmiao

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, operating lease, guarantee and other automobile transaction services aimed principally at the growing ride-sharing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the strategic cooperation agreement with Hongyu Auto and its potential benefits as described herein, the development of Senmiao’s auto business, the Chinese ride-sharing and automobile financial leasing markets, and Senmiao’s plans, objectives, goals, strategies, and performance, as well as the assumptions such statements and other statements that are not statements of historical facts. When Senmiao uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from Senmiao’s expectations, including, but not limited to, risks and uncertainties relating to the following: the risk that the cooperation with Hongyu Auto may not provide the benefits that Senmiao expects, the risk that the investment by Hongyi may not be consummated timely or at all; the risk that Senmiao’s variable interest entity in the Auto Business may not effectively utilize the investment proceeds from Hongyi to grow its business; the risk that the anticipated growth of Senmiao’s auto business may not be realized; the risks associated with the discontinuance of Senmiao’s online lending business; Senmiao’s future business development; product and service demand and acceptance; the risks and impact of the ongoing coronavirus outbreak in China; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; the impact of government regulations; fluctuations in general economic and business conditions in China and other risks expressed in reports filed by Senmiao with the U.S. Securities and Exchange Commission. For these reasons, among others, investors are cautioned not to place undue reliance on any forward-looking statements. Senmiao’s filings with the U.S. Securities and Exchange Commission are available for review at www.sec.gov. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

Rene Vanguestaine
Christensen
Email: rvanguestaine@ChristensenIR.com

Phone: +86 178 1749 0483

Linda Bergkamp

Christensen

Email: lbergkamp@ChristensenIR.com

Phone: +1 480 614 3004